EQUIPMENT SCHEDULE
                             DATED September 9, 1996
                                       to
                             MASTER LEASE AGREEMENT
                             DATED September 9, 1996

LESSEE:                                              LESSOR:

        CERPROBE CORPORATION                        Wells     Fargo      Leasing
-----------------------------------------------     Corporation "(as assignee of
                                                    all    right,    title   and
                                                    interest of First Interstate
                                                    Bank of Arizona)"

Name
       600 S. Rockford Drive                        P.O. Box 53456, MAC 4101-250
----------------------------------------------
Address
       Tempe, Arizona 85281                         Phoenix, Arizona 85072-3456
----------------------------------------------

         1. Master Lease: The terms and conditions of that Master Lease Agreement dated as of the date set forth above by and between the Lessor, Wells Fargo Leasing Corporation "(as assignee of all right, title and interest of First Interstate Bank of Arizona)" and Lessee (the "Master Agreement") are by this reference incorporated herein as if fully set forth herein and together with the terms and conditions hereof, and of all schedules, riders, addenda and/or exhibits that are attached or refer to this Equipment Schedule, constitute a single and severable agreement of lease (this "Lease"). Subject to all of the terms and conditions of this Lease, Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the personal property described below and on any supplemental Schedule "A" hereto (hereinafter, together with all replacement parts, additions, modifications, repairs and accessories incorporated therein and/or attached thereto, said personal property is referred to as the "Equipment"):


Qty.         Description of Equipment - Make, kind, model no., serial no., and                        Original
             any other pertinent identification                                                         Cost
-----------  -----------------------------------------------------------------------------------  --------------------
1            Applied Precision Invoice #2372                                                          $251,518.50
             po req date 6/14/96
1            52-502755-1280
             ASSY, PRVX ACCESSORY KIT
1            52-502757-000
             Assy, PRVX ACCESSORY KIT
2            53-201061-000
             PRVX TRAINING AT API
1            53-201031-000
             CHECKPOINT SYSTEM INSTALL
1            52-502904-000
             ASSY, PRVX SHIPPING PKG
1            21-503328-000
             PWA, EDGE CARD 48 PIN VX
             21-502885-000
             PWA, PRVX CAL CARD CONN
1            53-262030-000
             PRVX SYSTEM, 1280 CHANNELS, LP
1            52-502758-003
             PRVX TABLE SHORT 1280
1            52-502763-002
             ASSY, PRVX W/S PF COMPAT
1            52-503357-001
             ASSY, VX CPLT W/BEVEL POSTGRIND
1            52-502756-000
             PRVX CONTROLLER PKG.
1            62-805304-700
             PRV/PRVX TEST SOFTWARE
1
----------------------------------------------------------------------------------------------------------------------
             Applied Precision Invoice #2444                                                          $  1,860.00
1            21-503329-000
             PWA, Edge Card 88 Pin VX
1            21-503331-000
             PWA, Edge Card 128 Pin VX
----------------------------------------------------------------------------------------------------------------------
                                                                                Sales or Use Tax
----------------------------------------------------------------------------------------------------------------------
             *If additional space is required, attach Schedule A             Total Original Cost      $253,378.50
----------------------------------------------------------------------------------------------------------------------
Location of Equipment (if additional space is required, attach Schedule A)

A.  30 Montague Expressway            San Jose      Santa Clara      California        95134
   ---------------------------------------------------------------------------------------------
          Address                       City         County            State            Zip

B.
   ---------------------------------------------------------------------------------------------
          Address                       City         County            State            Zip

          2.      Acceptance Deadline: September 30, 1996

          3. Term: The term of this Lease shall be a period of 60 months and shall commence on the date that the Equipment is accepted by Lessee on behalf of Lessor (the "Acceptance Date").

          4. Rent Commencement Date: The first day of the month immediately following the Acceptance Date.

          5. Basic Rent Payment Date: The first day of each month beginning with the Rent Commencement Date.

          6.      Rent:

                  (a) Interim Rent: An amount equal to 1/30th of the Basic Rent multiplied by the number of days elapsed from and including the Acceptance Date but excluding the Rent Commencement Date and due and payable concurrently with the delivery of the Certificate of Acceptance by Lessee to Lessor.

                  (b) Basic Rent: for the term of this Lease, Lessee shall pay Lessor Basic Rent of $5,121.00 monthly payable on each Basic Rent Payment Date.

          If the first day of each month during the term of this Lease is not a business day, Basic Rent shall be due on the next subsequent business day. Unless otherwise expressly agreed to in writing by Lessor, sales tax on each rental payment received by Lessor under this lease shall be due and payable by Lessee to Lessor on each Basic Rent Payment Date.

                  (c) Overdue Rent: Lessee shall pay to Lessor an Overdue Rent Charge of 5% of all Basic Rent payments not received by Lessor on or before the Basic Rent Payment Date.

          7. Purchase Option: Provided that (i) an Event of Default (or an event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default) does not exist; (ii) this Lease has not previously been terminated, and (iii) Lessee has given Lessor not less than sixty (60) days notice prior to the expiration of the initial term of the Lease, Lessor shall have the option to purchase all (but not less than all) of the Equipment on the original expiration date of this Lease under the following terms and conditions:

          [Lessee shall have the right to purchase the Equipment, on an "as-is, where-is" basis, without representation or warranty of any kind, for $1.00, provided that such right is further subject to payment in full of the purchase price on or before the expiration of the initial term of this Lease.]

Lessee shall pay or reimburse Lessor all of Lessor's costs and expenses incurred in connection with such purchase and shall pay all taxes imposed in connection with such sale (other than taxes imposed on or measured by lessor's net income).

          8. Modification to Master Agreement: All terms and conditions of this Lease shall be as set forth above and in the Master Agreement, except (if
additional space is required, attach an Addendum to this Lease):        N/A

          9. Conditions Precedent: Lessor shall have no obligation to purchase the Equipment and to lease the same to Lessee hereunder: (i) if the actual cost of the Equipment exceeds the original cost thereof set forth hereinabove; (ii) if there exists any Event of Default or event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default; or (iii) unless prior to the Acceptance Deadline Lessee, at its expense, shall have delivered or caused to be delivered to Lessor all of the Documents required under Section 3 of the Master Agreement and, in addition, Lessee, at its expense, shall have fully satisfied all of the following additional conditions precedent (if additional space is required, attach an
Addendum to this Lease):               N/A

          10. Schedule: The "Schedule of Stipulated Loss Percentages" that is attached or refers to this Equipment Schedule is by this reference expressly incorporated herein as if fully set forth herein.

          11.     Reaffirmation:   By  their  execution  and  delivery  of  this
Equipment Schedule, the parties hereby reaffirm all of the terms and conditions of the Master Agreement, except to the extent, if any, modified hereby.

          12. Counterparts: The Equipment Schedule evidencing this Lease may be executed in more than one original counterpart. However, only the counterpart designated below as "Counterpart No. 1" shall evidence the monetary obligation of Lessee with respect to this Lease. To the extent, if any, that this Lease constitutes "chattel paper," as that term is defined in the Arizona Uniform Commercial Code, no security interest in this Lease may be created or perfected by the transfer or possession of any counterpart hereof other than said "Counterpart No. 1."

          THIS IS COUNTERPART NO. 1  OF  1   COUNTERPART   ORIGINALS.

          IN WITNESS WHEREOF, this Equipment Schedule has been executed, delivered and accepted this 9th day of September, 1996.

LESSOR:                                        LESSEE:

   CERPROBE CORPORATION                        Wells Fargo  Leasing  Corporation
----------------------------------------       ---------------------------------
                                               "(as assignee of all right, title
                                               and interest of First  Interstate
                                               Bank of Arizona)"


By         SIGNATURE NOT LEGIBLE               By     SIGNATURE NOT LEGIBLE
   -------------------------------------           -----------------------------
Its          President/CEO                     Its          Vice President
    ------------------------------------           -----------------------------

                     SCHEDULE OF STIPULATED LOSS PERCENTAGES
                                       to
                               EQUIPMENT SCHEDULE

                             DATED September 9, 1996
                                       to
                             MASTER LEASE AGREEMENT

                               DATED June 6, 1994


Rental Payment Date                                 Stipulated Loss
in the month of:                                       Percentage
----------------                                       ----------
       1                                                100.00
       2                                                 98.70
       3                                                 97.39
       4                                                 96.07
       5                                                 94.74
       6                                                 93.39
       7                                                 92.04
       8                                                 90.67
       9                                                 89.30
       10                                                87.91
       11                                                86.51
       12                                                85.10
       13                                                83.68
       14                                                82.25
       15                                                80.80
       16                                                79.35
       17                                                77.88
       18                                                76.40
       19                                                74.91
       20                                                73.40
       21                                                71.89
       22                                                70.36
       23                                                68.82
       24                                                67.27
       25                                                65.70
       26                                                64.12
       27                                                62.53
       28                                                60.93
       29                                                59.31
       30                                                57.68
       31                                                56.03
       32                                                54.38
       33                                                52.71
       34                                                51.02
       35                                                49.32
       36                                                47.61
       37                                                45.89
       38                                                44.15
       39                                                42.39
       40                                                40.63
       41                                                38.84
       42                                                37.05
       43                                                35.24
       44                                                33.41
       45                                                31.57
       46                                                29.71
       47                                                27.84
       48                                                25.96
       49                                                24.06
       50                                                22.14
       51                                                20.21
       52                                                18.26
       53                                                16.29
       54                                                14.32
       55                                                12.32
       56                                                10.31
       57                                                 8.28
       58                                                 6.23
       59                                                 4.17
       60                                                 2.09

          For purposes of the "Master Agreement" (defined below) and the "Lease " (defined below), the term "Stipulated Loss Percentage" means, with respect to any item of "Equipment" (defined in the Lease) for which "Stipulated Loss Value" (defined in the Master Agreement) is determined, the percentage set forth hereinabove that corresponds to the "Rental Payment Date" (defined in the Lease) through which rental payments on such Equipment have actually been paid (exclusive of prepayments of rent otherwise due and payable at the end of the Lease term, if any are required under the Lease) as of the date that the Stipulated Loss Value of such item of Equipment is determined.

          IN WITNESS WHEREOF, the undersigned "Lessor" and "Lessee" have this 9th day of September, 1996 executed and delivered this "Schedule of Stipulated Loss Percentages" to that Equipment Schedule dated as set forth above (the "Lease") to that Master Lease Agreement dated as set forth above (the "Master Agreement") between the undersigned "Lessor" and "Lessee."

LESSOR:                                    LESSEE:

WELLS FARGO LEASING CORPORATION            CERPROBE CORPORATION

By /s/ Signature Illegible                 By /s/ Signature Illegible
   ----------------------------               -----------------------------
Its Authorized Representative              Title President/CEO

                            CERTIFICATE OF ACCEPTANCE



Wells Fargo Leasing  Corporation
"(as assignee of all right, title and interest of First Interstate Bank of Arizona)"
Leasing and Equipment MAC 4101-250
100 West Washington
Phoenix, Arizona 85003

RE: Acceptance of Equipment Leased Under Equipment Schedule dated September 9, 1996 (the "Lease") to Master Lease Agreement dated May 1, 1995 (the "Master Agreement") between the undersigned and Wells Fargo Leasing Corporation "(as assignee of all right title and interest of First Interstate Bank of Arizona).

Gentlemen:

This Certificate of Acceptance is delivered pursuant to Section 2 of the Master Agreement, and constitutes a "Certificate of Acceptance," as defined therein. We, as Lessee, have received all of the "Equipment" (as defined in the Lease), and all necessary installation thereof has been completed. We have inspected, tested and approved all of the Equipment, and find that each piece is in good working order and is of the size, design, type, quality, condition, capacity and manufacture specified by us, and conforms to any applicable purchase orders therefor. We approve the contract by which you acquired the Equipment or the right to possession and use of the goods. Our inspection and test has disclosed no defects or deficiencies in any of the Equipment. You are hereby notified that we accepted delivery of all of the Equipment on your behalf on 9/17, 1999.

We hereby certify that as of the date hereof (i) no Event of Default has occurred under the Lease of the Master Agreement; (ii) the presentations and warranties made by Lessee pursuant to the Lease and Master Agreement are true and correct, (iii) Lessee has obtained insurance policies with respect to the Equipment as are required to be obtained under the Lease and Master Agreement; and (iv) the Equipment will be located at 30 West Montague Expressway, San Jose, California 95134.

Sincerely,


Cerprobe Corporation


-------------------------------
         ("Lessee")

By:   SIGNATURE NOT LEGIBLE
   ----------------------------

Its:      President/CEO
    ---------------------------

Dated: September 9, 1996

--------------------------------------------------------------------------------------------------------------------
This FINANCING STATEMENT is presented for filing and will remain effective  with certain  exceptions for a period of five years from the date of filing  pursuant to section 9403 of the California Uniform Commercial Code.
--------------------------------------------------------------------------------------------------------------------
1.   Lessee                                                         1A.  Social Security or Federal Tax No.
Cerprobe Corporation
--------------------------------------------------------------------------------------------------------------------
1B.  Mailing Address                         1C   City, State,                            1D  Zip Code
600 S. Rockford Drive                        Tempe, Arizona                                    85281
--------------------------------------------------------------------------------------------------------------------
2.   Additional Debtor  (If Any)                                    2A.  Social Security or Federal Tax No.

--------------------------------------------------------------------------------------------------------------------
2B   Mailing Address:                        2C   City, State,                            2D  Zip Code

--------------------------------------------------------------------------------------------------------------------
3.   Debtor's Trade Names or Styles:                                3A.       Federal Tax Number:

--------------------------------------------------------------------------------------------------------------------
4:   Lessor:                                                        4A:   Social Security or Federal Tax No.
   Name              Wells Fargo Leasing Corporation                      or Bank Transit and A.B.A. No.
   Mailing Address:  100 W. Washington MAC 4101-250
   City              Phoenix AZ 85003  State  AZ  Zip Code  85003
--------------------------------------------------------------------------------------------------------------------
5.        Assignee of Secured Party: (If Any)                       5A:   Social Security or Federal Tax No.
   Name                                                                   or Bank Transit and A.B.A. No.
   Mailing Address:
   City                                State      Zip Code
--------------------------------------------------------------------------------------------------------------------
6. This FINANCING STATEMENT covers the following types or items of property (include description of real property on which located and owner of record when required by instruction 4).

See  Schedule  "A"
attached hereto and by this reference  incorporated herein as if fully set forth.

The transaction related to this financing statement is a true lease; this precautionary notice file is made pursuant to U.C.C. 9-408 (A.R.S. 47-9408)



--------------------------------------------------------------------------------------------------------------------
7.  Check  [X]       7A  Products of collateral    7B   Debtor(s) signature not required in accordance with
    if applicable:       are also covered               instruction 5(a) item
                           [ ]                      [ ]  (1)         [ ]  (2)        [ ]  (3)       [ ]  (4)
--------------------------------------------------------------------------------------------------------------------
8.  Check  [X]
    if applicable:         [ ]  Debtor is a "transmitting utility" in accordance with UCC statute 9105 (1)(n)
--------------------------------------------------------------------------------------------------------------------
9.        Cerprobe Corporation              Date:  9/9/96       C    10. This Space For Use of Filing Officer
X           /s/ Signature Illegible                             O        (Date, Time, File Number
   Signature(s) of Lessee                                       D        And Filing Officer)
                                                                E
--------------------------------------------------------------------------------------------------------------------
                                                                1

                                                                2
          Type or Print Name(s) of Debtor(s)
--------------------------------------------------------------------------------------------------------------------
Wells Fargo Leasing Corporation                                 3

X       /s/ Signature Illegible                                 4
          Signature of Lessor:
--------------------------------------------------------------------------------------------------------------------
                                                                5

                                                                6
Type or Print Name(s) of Secured Party(ies)
--------------------------------------------------------------------------------------------------------------------
11. Return copy to:                                             7

Name                                                            8

Address                                                         9

City                                                            0

State

Zip Code

--------------------------------------------------------------------------------------------------------------------
Filing Officer is requested to note file number, date and     FORM UCC1-
hour of filing on PINK copy and return to the above party     Approved by the Secretary of State
--------------------------------------------------------------------------------------------------------------------